Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) and iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Latham, Chief Executive Officer of BlackRock Asset Management International Inc., the Sponsor of the Trust and Manager of the Investing Pool, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust and Investing Pool.

Date: February 26, 2010

/s/ Michael A. Latham
Michael A. Latham* Chief Executive Officer (Principal executive officer)

*	The Registrant is a trust and the Co-Registrant is a limited liability company and Mr. Latham is signing in his capacity as an officer of BlackRock Asset Management International Inc., the Sponsor of the Registrant and Manager of the Co-Registrant.